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                                                                    EXHIBIT 2.2

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER


                 This Amendment No. 1 to the Agreement and Plan of Merger (this "Amendment") is made and entered this first day of May, 1996 by and between USA Waste Services, Inc., a Delaware corporation ("Parent"), Riviera Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent ("Subsidiary") and Western Waste Industries, a California corporation (the "Company").

                 WHEREAS, the Parent, Subsidiary and the Company have previously entered into an Agreement and Plan of Merger dated as of December 18, 1995 (the "Agreement") relating to the merger of Subsidiary with and into the Company;

                 WHEREAS, the Parent, Subsidiary and the Company desire to amend the Merger Agreement as set forth below;

                 NOW, THEREFORE, for the mutual covenants and promises set forth below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Parent, Subsidiary and the Company hereby agree as follows:

                 1. The name "Agreement and Plan of Merger" is hereby amended to be read "Agreement and Plan of Reorganization" in each place in the Agreement where it so reads.

                 2. In order to effectuate the merger of Subsidiary with and into the Company in the State of California, the parties hereto agree to execute and deliver the Agreement of Merger attached hereto as Exhibit 1 and have such Agreement of Merger filed, with all necessary documentation, with the Secretary of State of the State of California as soon as practicable after the Closing (as defined in the Agreement).

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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be signed by their duly authorized representatives as of the day and year first above written.


                                      USA WASTE SERVICES, INC.


                                      By: /s/ John E. Drury
                                         ---------------------------------------
                                          John E. Drury, Chief Executive Officer


                                      By: /s/ Gregory T. Sangalis
                                         ---------------------------------------
                                          Gregory T. Sangalis, Secretary



                                      RIVIERA ACQUISITION CORPORATION

                                      By: /s/ John E. Drury
                                         ---------------------------------------
                                          John E. Drury, Chief Executive Officer


                                      By: /s/ Gregory T. Sangalis
                                         ---------------------------------------
                                          Gregory T. Sangalis, Secretary



                                      WESTERN WASTE INDUSTRIES


                                      By: /s/ Kosti Shirvanian
                                         ---------------------------------------
                                          Kosti Shirvanian, President and Chief
                                          Executive Officer

                                      By: /s/ Savey Tufenkian
                                         ---------------------------------------
                                          Savey Tufenkian, Secretary





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